Exhibit A

Effective May 10, 2021

Fund	Percent of Net Assets	Term
Catalyst Insider Buying Fund	Class A - 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/21
Catalyst/SMH High Income Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/21
Catalyst/SMH Total Return Income Fund	Class A – 1.58% Class C – 2.33% Class C-1 – 2.33% Class I – 1.33% Class T – 1.58%	10/31/21
Catalyst/MAP Global Balanced Fund	Class A – 1.22% Class C – 1.97% Class I – 0.97% Class T – 1.22%	10/31/21
Catalyst/MAP Global Equity Fund	Class A – 1.21% Class C – 1.96% Class I – 0.96% Class T – 1.21%	10/31/21
Catalyst Dynamic Alpha Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/21
Catalyst/Lyons Tactical Allocation Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/21
EAVOL NASDAQ-100 Volatility Overlay Fund	Class A – 1.74% Class C – 2.49% Class I – 1.49% Class T – 1.74%	10/31/21
Catalyst Buffered Shield Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/21
Catalyst/CIFC Floating Rate Income Fund	Class A – 1.15% Class C – 1.90% Class I – 0.90% Class T – 1.15%	10/31/21

Catalyst Pivotal Growth Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/22
Catalyst Insider Income Fund	Class A – 1.00% Class C – 1.75% Class I – 0.75% Class T – 1.00%	10/31/21
Catalyst Systematic Alpha Fund	Class A – 2.02% Class C – 2.77% Class I – 1.77% Class T – 2.02%	10/31/22
Catalyst/Stone Beach Income Opportunity Fund	Class A – 1.58% Class C – 2.33% Class I – 1.33% Class T – 1.58%	10/31/21
Catalyst Energy Infrastructure Fund	Class A – 1.68% Class C – 2.43% Class I – 1.43% Class T – 1.68%	10/31/21
Catalyst Multi-Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/21
Catalyst/Millburn Dynamic Commodity Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/22
Catalyst Enhanced Income Strategy Fund	Class A – 1.75% Class C – 2.50% Class I – 1.50%	10/31/21
Catalyst/Teza Algorithmic Allocation Fund	Class A – 2.24% Class C – 2.99% Class I – 1.99%	10/31/21

Very truly yours, CATALYST CAPITAL ADVISORS LLC By: /s/ Jerry Szilagyi Name: Jerry Szilagyi Title: Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST By: /s/ Tobias Caldwell Name: Tobias Caldwell Title: Trustee